Exhibit 3.6
AMENDMENT TO
AMENDED AND RESTATED BYLAWS OF
NNN APARTMENT REIT, INC.
     This AMENDMENT TO AMENDED AND RESTATED BYLAWS OF NNN APARTMENT REIT, INC. (this “Amendment”) is dated this 6th day of December, 2006.
WITNESSETH:
     WHEREAS, NNN Apartment REIT, Inc. (the “Company”) is governed, in part, by the Amended and Restated Bylaws of NNN Apartment REIT, Inc. dated July 19, 2006 (the “Bylaws”); and
     WHEREAS, pursuant to and in accordance with Article XIII of the Bylaws, the Board of Directors of the Company has authorized, approved and adopted this Amendment.
     NOW THEREFORE, in consideration of the rights and obligations contained herein, and for other good and valuable consideration, the adequacy of which is hereby acknowledged, the parties agree as follows:
     1. DEFINED TERMS; REFERENCES.
     Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Bylaws. Each reference to “hereof,” “hereunder,” “herein” and “hereby” and each other similar reference and each reference to “these Bylaws” and each other similar reference contained in the Bylaws shall, after the date hereof, refer to the Bylaws as amended hereby.
     2. AMENDMENT.
     Section 2.2 is amended by replacing “May” with “June.”
     3. TITLES AND HEADINGS.
     The headings in this Amendment are for reference purposes only, and shall not in any way affect the meaning or interpretation of this Amendment.
[Signature on next page]

     IN WITNESS WHEREOF, the Board of Directors of the Company authorized, approved and adopted this Amendment to Amended and Restated Bylaws of NNN Apartment REIT, Inc. as of the date first written above.
NNN APARTMENT REIT, INC., a Maryland corporation

By:	/s/ Stanley J. Olander, Jr.

Name:	Stanley J. Olander, Jr.

Title:	CEO